Exhibit 10.1

AMENDMENT

TO THE QUANEX CORPORATION

1996 EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLAN

THIS AGREEMENT by Quanex Corporation (the “Company”),

WITNESSETH:

WHEREAS, the Company maintains the Plan known as the “Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan” (the “Plan”);

WHEREAS, the Company retained the right in Section 12 of the Plan to amend the Plan from time to time; and

WHEREAS, the directors of the Company have approved resolutions to amend the Plan to increase the number of shares of the Company’s Common Stock, $.50 par value, by 1,200,000 shares and to permit non-employee directors of the Company to participate in the Plan.

NOW, THEREFORE, effective December 5, 2002, the Company agrees that, subject to and contingent upon the approval of this Agreement by the Company’s stockholders, the Plan is hereby amended to provide as follows:

(1)           Section 1 of the Plan is amended in its entirety to provide as follows:

SECTION 1.  Purpose

The purpose of the Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan is to promote the interests of Quanex Corporation (the “Company”) and its shareholders by providing it with a mechanism to enable the Company and its subsidiaries to attract, retain and motivate their key employees and directors with compensatory arrangements and benefits that make use of the Company’s stock so as to provide for or increase the proprietary interests of such employees and directors in the Company.

(2)           Paragraph (H) of Section 2 of the Plan is amended in its entirety to provide as follows:

(H)   “Disability” shall mean, in the case of an Employee, a mental or physical disability which, in the opinion of a physician selected by the Committee, shall prevent the Employee from earning a reasonable livelihood with the Company or any Subsidiary and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and which: (a) was not contracted, suffered or incurred while the Employee was engaged in, or did not result from having engaged in, a felonious criminal enterprise; (b) did not result from alcoholism or addiction to narcotics; and (c) did not result from an injury incurred while a member of the Armed Forces of the United States for which the Employee receives a military pension.  “Disability” shall mean, in the case of a non-employee director of the Company, a mental or physical disability of the director which, in the opinion of a physician selected by the Chief Executive Officer of the Company, (i) shall prevent the director from adequately performing his services as a director of the Company and (ii) can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than 12 months.

(3)           Paragraph (V) of Section 2 of the Plan is amended in its entirety to provide as follows:

(V)  “Retire” or “Retirement” shall mean, in the case of an Employee, retirement in accordance with the terms of a retirement plan that is qualified under Section 401(a) of the Code and maintained by the Company or a Subsidiary in which the employee is a participant.  “Retire” or “Retirement” shall mean, in the case of a non-employee director, the cessation of the director’s services as a director of the Company after completing either two full terms or six years of service as a director of the Company.

(4)           Section 3 of the Plan is amended in its entirety to provide as follows:

SECTION 3.  Stock Subject to the Plan

The total amount of the Common Stock with respect to which Awards may be granted shall not exceed in the aggregate 2,550,000 shares.  The class and aggregate number of shares which may be subject to the Options granted under the Plan shall be subject to adjustment under Section 7.  The class and aggregate number of shares which may be subject to the Restricted Stock Awards granted under the Plan shall also be subject to adjustment under Section 8.  Shares may be treasury shares or authorized but unissued shares.  If any Award under the Plan shall expire or terminate for any reason without having been exercised in full, or if any Award shall be forfeited, the shares subject to the unexercised or forfeited portion of such Award shall again be available for the purposes of the Plan.

(5)           Section 5 of the Plan is amended in its entirety to provide as follows:

SECTION 5.  Eligibility

The individuals who shall be eligible to participate in the Plan shall be those full-time key Employees and directors, as the Committee shall determine during the term of the Plan.

No Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the corporation employing the Employee or of its parent or subsidiary corporation shall be eligible to receive an Option which is an Incentive Stock Option unless at the time that the Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock at the time the Option is granted and the Option by its own terms is not exercisable after the expiration of five years from the date the Option is granted.

An Employee will be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants.  Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust will be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.  For all purposes of the Plan, a parent corporation is any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, on the date of grant of the Option in question, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain; and a subsidiary corporation is any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, on the date of grant of the Option in question, each of the corporations, other than the last corporation in the chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.

(6)           Paragraph A of Section 7 of the Plan is amended in its entirety to provide as follows:

A.  Authority to Grant Options.  The Committee may grant an Incentive Stock Option at any time during the term of the Plan to any key Employee that it chooses.  The Committee may grant a Non-Incentive Stock Option at any time during the term of the Plan to any director of the Company or to any key Employee that it chooses.  Each Option granted shall be approved by the Committee.  Subject only to any applicable limitations set forth in the Plan, the number of shares of Common Stock to be covered by an Option shall be as determined by the Committee.

(7)           Paragraph E of Section 7 of the Plan is amended in its entirety to provide as follows:

E.  Amount Exercisable.  The usual form of agreement granting an Option (whether Incentive or Non-Incentive) shall, subject to any limitation on exercise contained in the Agreement which is not inconsistent with the Plan, contain the following terms of exercise:

(a)           No Option granted under the Plan may be exercised until an optionee has completed one year of continuous employment with the Company or any Subsidiary following the date of grant, or, in the case of an Option awarded in consideration of the optionee serving as a director of the Company, until he has served as a director on the Board for one year following the date of grant;

(b)           beginning on the day after the first anniversary of the date of grant, an Option may be exercised up to 1/3 of the shares subject to the Option;

(c)           after the expiration of each succeeding anniversary date of the date of grant, the Option may be exercised up to an additional 1/3 of the shares subject to the Option, so that after the expiration of the third anniversary of the date of grant, the Option shall be exercisable in full; and

(d)           to the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option expires on the tenth anniversary of the date of the grant.

However, the Committee, in its discretion, may change the terms of exercise so that any Option may be exercised so long as it is valid and outstanding from time to time in part or as a whole in such manner and subject to such conditions as it may set.  In addition, the Committee, in its discretion, may accelerate the time in which any outstanding Option may be exercised.  But in no event shall any Option be exercisable after the tenth anniversary of the date of the grant.

(8)           Paragraph H of Section 7 of the Plan is amended in its entirety to provide as follows:

H.  Termination of Employment or Affiliation Relationship of Optionee.  Except as may be otherwise expressly provided herein with respect to an Option that is a Non-Incentive Stock Option, all Options shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of severance of the employment or affiliation relationship between the Company and the optionee, whether with or without cause, for any reason other than the death, Disability or, in the case of Non-Incentive Stock

Options only, Retirement of the optionee, during which period the optionee shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of such severance of employment or affiliation relationship.  Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof.  In the event of severance of employment because of the Disability of the holder of any Incentive Stock Option while in the employ of the Company and before the date of expiration of such Incentive Stock Option, such Incentive Stock Option shall terminate on the earlier of such date of expiration or one year following the date of such severance because of Disability, during which period the optionee shall be entitled to exercise the Incentive Stock Option in respect to the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Incentive Stock Option on the date of such severance because of Disability.  In the event of the death of the holder of any Incentive Stock Option while in the employ of the Company and before the date of expiration of such Incentive Stock Option, such Incentive Stock Option shall terminate on the earlier of such date of expiration or one year following the date of death.  After the death of the optionee, his executors, administrators or any person or persons to whom his Incentive Stock Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of an Incentive Stock Option to exercise the Incentive Stock Option, in respect to the number of shares that the optionee would have been entitled to exercise if he had exercised the Incentive Stock Option on the date of his death while in employment.  For purposes of Incentive Stock Options issued under the Plan, an employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company, a corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies, or a parent or subsidiary corporation of such corporation issuing or assuming an option.  For this purpose, the phrase “corporation issuing or assuming an option” shall be substituted for the word “Company” in the definitions of parent and subsidiary corporations in Section 5 and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code.

In the event of the death, Disability or Retirement of a holder of a Non-Incentive Stock Option, before the date of expiration of such Non-Incentive Stock Option, such Non-Incentive Stock Option shall continue fully in effect, including provisions providing for subsequent vesting of such Option, for a period of not more than three years commencing on the date of the optionee’s death, Disability or Retirement and shall terminate on the earlier of the date of the expiration of such three-year period or the date of expiration of the Non-Incentive Stock Option.  After the death of the optionee, his executors, administrators or any person or persons to whom his Non-Incentive Stock Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Non-Incentive Stock Option to exercise the Non-Incentive Stock Option, in respect to the number of shares that the optionee would have been entitled to exercise if he were still alive.  Notwithstanding the foregoing provisions of this Section, in the case of a Non-Incentive Stock Option the Committee may provide for a different option termination date in the Option Agreement with respect to such Option.

For purposes of the Plan, a person is “affiliated” with the Company if he is serving as a non-employee director on the Board.

(9)           Paragraph A of Section 8 of the Plan is amended in its entirety to provide as follows:

A.  Awards.  The Committee may make an Award of Restricted Stock to selected eligible Employees and directors.  The amount of each Restricted Stock Award and the respective terms and conditions of each Award (which terms and conditions need not be the same in each case) shall be determined by the Committee in its sole discretion.  However, the terms and conditions of an Award shall not be inconsistent with the terms of the Plan.

(10)         Paragraph C of Section 8 of the Plan is amended in its entirety to provide as follows:

C.  Vesting of Restricted Stock.  Restricted Stock Awards shall be subject to such vesting restrictions, if any, as the Committee shall determine in its sole discretion; provided that any Restricted Stock Award that is granted to a person who is then subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act and the rules thereunder shall vest no earlier than six months following the date on which the Restricted Stock is deemed awarded for purposes of such provisions.

(11)         Section 15 of the Plan is amended in its entirety to provide as follows:

SECTION 15.  Section 83(b) Elections.

No Award recipient shall exercise the election permitted under Section 83(b) of the Code with respect to an Award without written approval of the Committee.  If the Committee permits such an election with respect to any Award, the Company shall require the Award recipient to pay the Company an amount necessary to satisfy the Company’s tax withholding obligation.